NEWS
Keith Siegner
Vice President, Investor Relations, M&A and Treasurer

Yum! Brands Reports Solid Third-Quarter
System Sales Growth of 8%; Same-Store Sales Growth of 3%
GAAP Operating Profit Decline of (13)%; Core Operating Profit Growth of 6%

Louisville, KY (October 30, 2019) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the third-quarter ended September 30, 2019. Worldwide system sales excluding foreign currency translation grew 8%, with 7% net-new units and 3% same-store sales growth. Third-quarter GAAP EPS was $0.81, a decrease of (42)%. Third-quarter EPS excluding Special Items was $0.80, a decrease of (23)%.

GREG CREED COMMENTS
Greg Creed, CEO, said “Following a very strong first half of 2019 and in line with our expectations, third-quarter results were consistent with our long-term growth model. We delivered system sales growth of 8%, with same-store sales of 3% and net-new unit growth of 7%, led by continued strong performances at KFC International and Taco Bell. We’re rapidly approaching the end of a truly historic year. 2019 will not only mark the completion of our 3-year transformation of Yum!, but it will also mark the end of my tenure as Yum! CEO. I couldn’t be prouder of the progress that our teams around the world have made to become more focused, more franchised and more efficient; all while accelerating global growth. Today Yum! has a unique and powerful business model backed by a culture that is stronger than ever and by talent that is truly world class. I’m confident that as I retire, David Gibbs is the right leader to leverage our scale and key growth drivers to enhance franchisee economics, champion the customer experience and drive global growth to maximize value for our stakeholders.”
THIRD-QUARTER HIGHLIGHTS

●
Worldwide system sales excluding foreign currency translation grew 8%, with KFC at 8%, Pizza Hut at 7% and Taco Bell at 7%. Adjusting the prior year base to include Telepizza, system sales growth excluding foreign currency translation would have been 6% worldwide and 2% for the Pizza Hut Division.

●	We opened 389 net units in the quarter. On a year-over-year basis, which takes into account the strategic alliance with Telepizza in the fourth-quarter 2018, net-new unit growth was 7%.
●	We repurchased 1.5 million shares totaling $174 million at an average price per share of $115.
●
We recorded $60 million of pre-tax investment expense related to the change in fair value of our investment in Grubhub, which resulted in a negative ($0.15) impact in EPS. When coupled with $94 million of pre-tax investment income recorded in the third quarter of 2018, which resulted in a $0.22 benefit to EPS, our Grubhub investment unfavorably impacted year-over-year EPS growth by ($0.37).

●	Foreign currency translation unfavorably impacted divisional operating profit by $7 million.

	% Change
	System Sales Ex F/X	Same-Store Sales	Net-New Units	GAAP Operating Profit	Core Operating Profit[2]
KFC Division	+8	+3	+6	+9	+12
Pizza Hut Division[1]	+7	Even	+9	(2)	(1)
Taco Bell Division	+7	+4	+4	Even	Even
Worldwide[1]	+8	+3	+7	(13)	+6

	Third-Quarter			Year-to-Date
	2019	2018	% Change	2019	2018	% Change
GAAP EPS	$0.81	$1.40	(42)	$2.57	$3.64	(30)
Special Items EPS[2]	$0.01	$0.36	NM	$0.02	$0.89	NM
EPS Excluding Special Items	$0.80	$1.04	(23)	$2.55	$2.75	(7)
1 Pizza Hut Division and Worldwide system sales ex F/X and net-new units include the benefit of our strategic alliance with Telepizza in the fourth-quarter 2018. Same-store sales reflects the inclusion of Telepizza in the prior year base.
2 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Core Operating Profit and Special Items.
All comparisons are versus the same period a year ago.
System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

KFC DIVISION

	Third-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2019	2018	Reported	Ex F/X	2019	2018	Reported	Ex F/X
Restaurants	23,435	22,104	+6	N/A	23,435	22,104	+6	N/A
System Sales ($MM)	6,968	6,555	+6	+8	20,163	19,190	+5	+9
Same-Store Sales Growth (%)	+3	+3	NM	NM	+5	+2	NM	NM
Franchise and Property Revenues ($MM)	344	320	+8	+10	999	937	+7	+11
Operating Profit ($MM)	270	248	+9	+12	767	704	+9	+14
Operating Margin (%)	44.3	38.2	6.1	6.1	43.6	36.0	7.6	7.5

	Third-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+10	(1)	+11	+1
Same-Store Sales Growth	+4	(1)	+5	+1

Third-Quarter Highlights

●	KFC Division opened 411 gross new restaurants in 52 countries.
●	Operating margin increased 6.1 percentage points driven by refranchising, net-new unit growth and same-store sales growth.
●	Foreign currency translation unfavorably impacted operating profit by $6 million.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Third-Quarter (% Change)	Year-to-Date (% Change)
China	27%	+10	+11
United States	17%	(1)	+1
Asia	12%	+7	+8
Russia, Central & Eastern Europe	8%	+20	+19
Australia	7%	+10	+8
United Kingdom	6%	+6	+14
Latin America	5%	+16	+13
Western Europe	5%	+14	+13
Africa	4%	+8	+12
Middle East / Turkey / North Africa	4%	+8	+8
Canada	2%	(2)	(1)
Thailand	2%	(2)	+5
India	1%	+19	+22

1Refer to investors.yum.com under Financial Reports for a list of the countries within each of the markets.
2Reflects Full Year 2018.

PIZZA HUT DIVISION

	Third-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2019	2018	Reported	Ex F/X	2019	2018	Reported	Ex F/X
Restaurants	18,532	16,930	+9	N/A	18,532	16,930	+9	N/A
System Sales ($MM)[1]	3,092	2,929	+6	+7	9,321	8,855	+5	+8
Same-Store Sales Growth (%)[1]	Even	(1)	NM	NM	+1	(1)	NM	NM
Franchise and Property Revenues ($MM)	143	143	(1)	+1	431	432	Even	+2
Operating Profit ($MM)	86	88	(2)	(1)	279	257	+8	+11
Operating Margin (%)	36.0	38.7	(2.7)	(2.6)	38.2	36.1	2.1	2.4

	Third-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X1	+14	(2)	+14	Even
Same-Store Sales Growth[1]	+1	(3)	+1	Even

Third-Quarter Highlights

●	Pizza Hut Division opened 205 gross new restaurants in 43 countries.
●
Operating margin decreased 2.7 percentage points driven by higher provisions for past due receivables and related higher G&A, partially offset by lower advertising spend associated with the U.S. Transformation Agreement.

●	Foreign currency translation unfavorably impacted operating profit by $1 million.

Pizza Hut Markets[2]	Percent of Pizza Hut System Sales[3]	System Sales Growth Ex F/X 1
		Third-Quarter (% Change)	Year-to-Date (% Change)
United States	46%	(2)	Even
China	17%	+3	+3
Asia	13%	+4	+4
Europe (excluding Spain & Portugal)	9%	+3	+4
Latin America / Spain / Portugal	7%	+86	+86
Middle East / Turkey / North Africa	4%	+5	+6
Canada	2%	+8	+4
India	1%	+2	+7
Africa	<1%	+33	+31
1System sales ex F/X includes the benefit of our strategic alliance with Telepizza in the fourth-quarter 2018. Same-store sales reflects the inclusion of Telepizza in the prior year base.
2Refer to investors.yum.com under Financial Reports for a list of the countries within each of the markets.
3Reflects Full Year 2018. Europe and Latin America adjusted for transfer of reporting responsibility of Spain and Portugal Pizza Hut units from Europe to Latin America as a result of the Telepizza alliance.

TACO BELL DIVISION

	Third-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2019	2018	Reported	Ex F/X	2019	2018	Reported	Ex F/X
Restaurants	7,191	6,942	+4	N/A	7,191	6,942	+4	N/A
System Sales ($MM)	2,772	2,604	+6	+7	8,005	7,440	+8	+8
Same-Store Sales Growth (%)	+4	+5	NM	NM	+5	+3	NM	NM
Franchise and Property Revenues ($MM)	158	142	+11	+11	460	404	+14	+14
Operating Profit ($MM)	161	161	Even	Even	458	442	+4	+4
Operating Margin (%)	32.9	31.5	1.4	1.4	32.4	30.3	2.1	2.1

Third-Quarter Highlights

●	Taco Bell Division opened 67 gross new restaurants in 13 countries.
●	Operating margin increased 1.4 percentage points driven by same-store sales growth and refranchising, partially offset by higher restaurant level costs.

OTHER ITEMS

●	Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the third-quarter Form 10-Q.
●
Our GAAP Effective Tax Rate and Effective Tax Rate excluding Special Items were positively impacted due to the reversal of a reserve of approximately $20 million we previously recorded in the fourth-quarter of 2018. The reversal related to the favorable resolution in the third-quarter of 2019 of a dispute concerning the income tax rate to be applied to our 2018 income in a foreign market.

●
During the third-quarter of 2019 Yum! Brands, Inc. issued $800 million of Senior Unsecured Notes. Proceeds were used to repay $250 million of existing Senior Unsecured Notes, repay amounts outstanding on the Revolving Facility and for general corporate purposes.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time October 30, 2019. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers, conference ID 4491299.
The call will be available for playback beginning at 11:00 a.m. Eastern Time October 30, 2019 through December 6, 2019. To access the playback, dial 855/859-2056 in the U.S. and 404/537-3406 internationally, conference ID 4491299.
The webcast and the playback can be accessed via the website by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q3 2019 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included within this release.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food borne-illness issues; health concerns arising from outbreaks of viruses or other diseases; the success of our franchisees and licensees; the success of our transformation initiatives, including our refranchising strategy; our significant exposure to the Chinese market; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; our ability to protect the integrity and security of individually identifiable data of our customers and employees; our ability to successfully implement technology initiatives; our increasing dependence on digital commerce platforms and information technology systems; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; tax matters, including changes in tax laws or disagreements with taxing authorities; consumer preferences and perceptions of our brands; changes in consumer discretionary spending and general economic conditions; competition within the retail food industry; and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.
The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.
Yum! Brands, Inc., based in Louisville, Kentucky, has over 49,000 restaurants in more than 145 countries and territories primarily operating the company’s brands -- KFC, Pizza Hut and Taco Bell -- global leaders of the chicken, pizza and Mexican-style food categories. Worldwide, the Yum! Brands system opens over eight new restaurants per day on average, making it a leader in global retail development. In 2018, Yum! Brands was named to the Dow Jones Sustainability North America Index and ranked among the top 100 Best Corporate Citizens by Corporate Responsibility Magazine. In 2019, Yum! Brands was named to the Bloomberg Gender-Equality Index for the second consecutive year.

Analysts are invited to contact:
Keith Siegner, Vice President, Investor Relations, M&A and Treasurer at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Senior Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/19	9/30/18	B/(W)	9/30/19	9/30/18	B/(W)
Revenues
Company sales	$364	$499	(27)	$1,056	$1,523	(31)
Franchise and property revenues	645	605	7	1,890	1,773	7
Franchise contributions for advertising and other services	330	287	15	957	834	15
Total revenues	1,339	1,391	(4)	3,903	4,130	(5)

Costs and Expenses, Net
Company restaurant expenses	292	399	27	850	1,258	32
General and administrative expenses	208	204	(2)	617	631	2
Franchise and property expenses	43	40	(9)	124	127	2
Franchise advertising and other services expense	325	288	(13)	941	834	(13)
Refranchising (gain) loss	(8)	(100)	(92)	(18)	(285)	(94)
Other (income) expense	(1)	7	NM	5	10	NM
Total costs and expenses, net	859	838	(3)	2,519	2,575	2

Operating Profit	480	553	(13)	1,384	1,555	(11)
Investment (income) expense, net	59	(96)	NM	50	(185)	NM
Other pension (income) expense	1	4	79	4	10	56
Interest expense, net	120	111	(9)	354	330	(8)
Income before income taxes	300	534	(44)	976	1,400	(30)
Income tax provision	45	80	44	170	192	12
Net Income	$255	$454	(44)	$806	$1,208	(33)

Basic EPS
EPS	$0.83	$1.43	(42)	$2.63	$3.72	(29)
Average shares outstanding	306	318	4	307	325	5

Diluted EPS
EPS	$0.81	$1.40	(42)	$2.57	$3.64	(30)
Average shares outstanding	313	325	4	314	332	5

Dividends declared per common share	$0.42	$0.36		$1.26	$1.08

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/19	9/30/18	B/(W)	9/30/19	9/30/18	B/(W)

Company sales	$135	$221	(39)	$395	$707	(44)
Franchise and property revenues	344	320	8	999	937	7
Franchise contributions for advertising and other services	130	108	21	365	314	16
Total revenues	609	649	(6)	1,759	1,958	(10)

Company restaurant expenses	113	187	40	334	617	46
General and administrative expenses	80	81	2	233	247	6
Franchise and property expenses	23	24	4	70	78	10
Franchise advertising and other services expense	126	107	(19)	358	312	(15)
Other (income) expense	(3)	2	NM	(3)	—	NM
Total costs and expenses, net	339	401	15	992	1,254	21
Operating Profit	$270	$248	9	$767	$704	9

Restaurant margin	16.1%	15.4%	0.7 ppts.	15.3%	12.7%	2.6 ppts.

Operating margin	44.3%	38.2%	6.1 ppts.	43.6%	36.0%	7.6 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/19	9/30/18	B/(W)	9/30/19	9/30/18	B/(W)

Company sales	$13	$13	(1)	$35	$55	(37)
Franchise and property revenues	143	143	(1)	431	432	Even
Franchise contributions for advertising and other services	85	73	17	264	226	17
Total revenues	241	229	5	730	713	2

Company restaurant expenses	13	13	7	34	56	39
General and administrative expenses	47	45	(5)	138	141	2
Franchise and property expenses	9	9	(13)	23	28	17
Franchise advertising and other services expense	86	74	(14)	258	229	(12)
Other (income) expense	—	—	NM	(2)	2	NM
Total costs and expenses, net	155	141	(10)	451	456	1
Operating Profit	$86	$88	(2)	$279	$257	8

Restaurant margin	4.0%	(2.2)%	6.2 ppts.	3.2%	(1.3)%	4.5 ppts.

Operating margin	36.0%	38.7%	(2.7) ppts.	38.2%	36.1%	2.1 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/19	9/30/18	B/(W)	9/30/19	9/30/18	B/(W)

Company sales	$216	$265	(18)	$626	$761	(18)
Franchise and property revenues	158	142	11	460	404	14
Franchise contributions for advertising and other services	115	106	8	328	294	11
Total revenues	489	513	(5)	1,414	1,459	(3)

Company restaurant expenses	166	200	17	482	587	18
General and administrative expenses	40	40	—	124	121	(3)
Franchise and property expenses	9	5	(59)	26	17	(47)
Franchise advertising and other services expense	113	107	(7)	325	293	(11)
Other (income) expense	—	—	NM	(1)	(1)	NM
Total costs and expenses, net	328	352	7	956	1,017	6
Operating Profit	$161	$161	Even	$458	$442	4

Restaurant margin	23.6%	24.7%	(1.1) ppts.	23.1%	22.9%	0.2 ppts.

Operating margin	32.9%	31.5%	1.4 ppts.	32.4%	30.3%	2.1 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited) 9/30/19	12/31/18
ASSETS
Current Assets
Cash and cash equivalents	$691	$292
Accounts and notes receivable, less allowance: $57 in 2019 and $31 in 2018	527	561
Prepaid expenses and other current assets	330	354
Total Current Assets	1,548	1,207

Property, plant and equipment, net of accumulated depreciation of $1,128 in 2019
and $1,116 in 2018	1,151	1,237
Goodwill	521	525
Intangible assets, net	243	242
Other assets	1,316	724
Deferred income taxes	224	195
Total Assets	$5,003	$4,130

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$870	$911
Income taxes payable	33	69
Short-term borrowings	84	321
Total Current Liabilities	987	1,301

Long-term debt	10,491	9,751
Other liabilities and deferred credits	1,622	1,004
Total Liabilities	13,100	12,056

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 303 shares issued in 2019 and 306 issued in 2018	—	—
Accumulated deficit	(7,669)	(7,592)
Accumulated other comprehensive loss	(428)	(334)
Total Shareholders' Deficit	(8,097)	(7,926)
Total Liabilities and Shareholders' Deficit	$5,003	$4,130
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to date
	9/30/19	9/30/18
Cash Flows - Operating Activities
Net Income	$806	$1,208
Depreciation and amortization	84	103
Refranchising (gain) loss	(18)	(285)
Investment (income) expense, net	50	(185)
Contributions to defined benefit pension plans	(13)	(9)
Deferred income taxes	(10)	32
Share-based compensation expense	45	36
Changes in accounts and notes receivable	(4)	(35)
Changes in prepaid expenses and other current assets	(9)	10
Changes in accounts payable and other current liabilities	(96)	(81)
Changes in income taxes payable	(64)	(47)
Other, net	112	49
Net Cash Provided by Operating Activities	883	796

Cash Flows - Investing Activities
Capital spending	(109)	(147)
Investment in Grubhub Inc. common stock	—	(200)
Proceeds from refranchising of restaurants	55	445
Other, net	—	(9)
Net Cash Provided by (Used in) Investing Activities	(54)	89

Cash Flows - Financing Activities
Proceeds from long-term debt	800	106
Repayments of long-term debt	(311)	(462)
Revolving credit facilities, three months or less, net	—	273
Short-term borrowings by original maturity
More than three months - proceeds	80	59
More than three months - payments	(70)	(59)
Three months or less, net	—	—
Repurchase shares of Common Stock	(472)	(1,684)
Dividends paid on Common Stock	(385)	(349)
Debt issuance costs	(9)	—
Other, net	(73)	(45)
Net Cash Used in Financing Activities	(440)	(2,161)
Effect of Exchange Rate on Cash and Cash Equivalents	(27)	(55)
Net Increase (Decrease) in Cash and Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	362	(1,331)
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	474	1,668
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$836	$337

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•
System sales and System sales excluding the impacts of foreign currency translation ("FX"). System sales include the results of all restaurants regardless of ownership, including Company-owned and franchise restaurants. Sales at franchise restaurants typically generate ongoing franchise and license fees for the Company at a rate of 3% to 6% of sales. Franchise restaurant sales are not included in Company sales on the Condensed Consolidated Statements of Income; however, the franchise and license fees are included in the Company’s revenues. We believe System sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates our primary revenue drivers, Company and franchise same-store sales as well as net unit growth.

•	Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);

•	Effective Tax Rate excluding Special Items;

•	Core Operating Profit. Core Operating Profit excludes Special Items and FX and we use Core Operating Profit for the purposes of evaluating performance internally.

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (b), (c), (d) and (e) in the accompanying notes.

Certain non-GAAP measurements are presented excluding the impact of FX. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the FX impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended		Year to date
	9/30/19	9/30/18	9/30/19	9/30/18
Detail of Special Items
Refranchising gain (loss)(b)	$8	$100	$18	$285
Other Special Items Expense(c)	(3)	—	(14)	(3)
Special Items Income - Operating Profit	5	100	4	282
Interest expense, net(c)	—	—	(2)	—
Special Items Income before Income Taxes	5	100	2	282
Tax Benefit (Expense) on Special Items(d)	—	(12)	2	(49)
Tax Benefit - U.S. Tax Act(e)	—	28	—	62
Special Items Income, net of tax	5	116	4	295
Average diluted shares outstanding	313	325	314	332
Special Items diluted EPS	$0.01	$0.36	$0.02	$0.89

Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$480	$553	$1,384	$1,555
Special Items Income	5	100	4	282
Foreign Currency Impact on Divisional Operating Profit	(7)	N/A	(43)	N/A
Core Operating Profit	$482	$453	$1,423	$1,273

KFC Division
GAAP Operating Profit	$270	$248	$767	$704
Foreign Currency Impact on Divisional Operating Profit	(6)	N/A	(36)	N/A
Core Operating Profit	$276	$248	$803	$704

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		Year to date
	9/30/19	9/30/18	9/30/19	9/30/18
Pizza Hut Division
GAAP Operating Profit	$86	$88	$279	$257
Foreign Currency Impact on Divisional Operating Profit	(1)	N/A	(7)	N/A
Core Operating Profit	$87	$88	$286	$257

Taco Bell Division
GAAP Operating Profit	$161	$161	$458	$442
Foreign Currency Impact on Divisional Operating Profit	—	N/A	—	N/A
Core Operating Profit	$161	$161	$458	$442

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$0.81	$1.40	$2.57	$3.64
Special Items Diluted EPS	0.01	0.36	0.02	0.89
Diluted EPS excluding Special Items	$0.80	$1.04	$2.55	$2.75

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	15.1%	15.1%	17.4%	13.7%
Impact on Tax Rate as a result of Special Items	—%	(7.2)%	(0.2)%	(4.7)%
Effective Tax Rate excluding Special Items	15.1%	22.3%	17.6%	18.4%

Reconciliation of Company sales to System sales

Consolidated
GAAP Company sales	$364	$499	$1,056	$1,523
Franchise sales	12,468	11,589	36,433	33,962
System sales	12,832	12,088	37,489	35,485
Foreign Currency Impact on System sales	(190)	N/A	(1,091)	N/A
System sales, excluding FX	$13,022	$12,088	$38,580	$35,485

KFC Division
GAAP Company sales	$135	$221	$395	$707
Franchise sales	6,833	6,334	19,768	18,483
System sales	6,968	6,555	20,163	19,190
Foreign Currency Impact on System sales	(142)	N/A	(842)	N/A
System sales, excluding FX	$7,110	$6,555	$21,005	$19,190

Pizza Hut Division
GAAP Company sales	$13	$13	$35	$55
Franchise sales	3,079	2,916	9,286	8,800
System sales	3,092	2,929	9,321	8,855
Foreign Currency Impact on System sales	(46)	N/A	(238)	N/A
System sales, excluding FX	$3,138	$2,929	$9,559	$8,855

Taco Bell Division
GAAP Company sales	$216	$265	$626	$761
Franchise sales	2,556	2,339	7,379	6,679
System sales	2,772	2,604	8,005	7,440
Foreign Currency Impact on System sales	(2)	N/A	(11)	N/A
System sales, excluding FX	$2,774	$2,604	$8,016	$7,440

2019 EPS GUIDANCE
We have also provided certain forward-looking guidance using non-GAAP measurements. Specifically, in connection with the announcement of our strategic transformation initiatives in 2016, we announced a 2019 Diluted EPS target of at least $3.75 (“2019 Adjusted EPS Target”). This 2019 Adjusted EPS Target was intended to exclude:

•	Any impact from changes in FX rates (i.e. FX rates were assumed not to change from those in place when we determined the 2019 Adjusted EPS Target in 2016)

•	Any Special Items; and

•	The impact of the 53rd week in 2019 for our U.S. businesses and certain international subsidiaries that report on a period calendar;

Additionally, we acquired an interest in Grubhub common stock subsequent to our original determination of the 2019 Adjusted EPS Target and thus are excluding any resulting mark-to-market adjustment for that investment from the 2019 Adjusted EPS target.

At this time, we are unable to forecast any Special Items or Grubhub mark-to-market adjustments for the remainder of 2019 beyond amounts already recognized through September 30, 2019. The full year forecasted impacts of FX and the 53rd week and actual year-to-date impacts of Special Items and Grubhub mark-to-market adjustments on our 2019 Adjusted EPS Target are shown below. This impact of FX has been determined as the difference in translating our current local currency forecasts for 2019 at current FX forward rates and FX rates at the time the 2019 Adjusted EPS target was determined in 2016.

Reconciliation of Non-GAAP Amounts - 2019 Adjusted EPS Target
2019 Diluted EPS with no forecasted impact of Special Items or Grubhub mark-to-market	At least $3.57
Foreign Currency Impact	0.12
Impact of 53rd Week	(0.06)
Year-to-Date Special Items Income through September 30, 2019	(0.02)
Year-to-Date Grubhub mark-to-market through September 30, 2019	0.14
2019 Adjusted EPS Target	At least $3.75

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 9/30/2019	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$609	$241	$489	$—	$1,339

Company restaurant expenses	113	13	166	—	292
General and administrative expenses	80	47	40	41	208
Franchise and property expenses	23	9	9	2	43
Franchise advertising and other services expense	126	86	113	—	325
Refranchising (gain) loss	—	—	—	(8)	(8)
Other (income) expense	(3)	—	—	2	(1)
Total costs and expenses, net	339	155	328	37	859
Operating Profit	$270	$86	$161	$(37)	$480

Quarter Ended 9/30/2018	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$649	$229	$513	$—	$1,391

Company restaurant expenses	187	13	200	(1)	399
General and administrative expenses	81	45	40	38	204
Franchise and property expenses	24	9	5	2	40
Franchise advertising and other services expense	107	74	107	—	288
Refranchising (gain) loss	—	—	—	(100)	(100)
Other (income) expense	2	—	—	5	7
Total costs and expenses, net	401	141	352	(56)	838
Operating Profit	$248	$88	$161	$56	$553

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date 9/30/2019	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$1,759	$730	$1,414	$—	$3,903

Company restaurant expenses	334	34	482	—	850
General and administrative expenses	233	138	124	122	617
Franchise and property expenses	70	23	26	5	124
Franchise advertising and other services expense	358	258	325	—	941
Refranchising (gain) loss	—	—	—	(18)	(18)
Other (income) expense	(3)	(2)	(1)	11	5
Total costs and expenses, net	992	451	956	120	2,519
Operating Profit	$767	$279	$458	$(120)	$1,384

Year to Date 9/30/2018	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$1,958	$713	$1,459	$—	$4,130

Company restaurant expenses	617	56	587	(2)	1,258
General and administrative expenses	247	141	121	122	631
Franchise and property expenses	78	28	17	4	127
Franchise advertising and other services expense	312	229	293	—	834
Refranchising (gain) loss	—	—	—	(285)	(285)
Other (income) expense	—	2	(1)	9	10
Total costs and expenses, net	1,254	456	1,017	(152)	2,575
Operating Profit	$704	$257	$442	$152	$1,555

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

(a)	Amounts presented as of and for the quarters and years to date ended September 30, 2019 and 2018 are preliminary.

(b)
In connection with our previously announced plans to have at least 98% franchise restaurant ownership by the end of 2018, we recorded net refranchising gains during the quarters ended September 30, 2019 and 2018 of $8 million and $100 million, respectively, that have been reflected as Special Items. During the years to date ended September 30, 2019 and 2018, we recorded net refranchising gains of $18 million and $285 million, respectively, that have been reflected as Special Items.

The third quarter 2019 net refranchising gains related primarily to the sale of certain restaurant assets associated with existing franchise restaurants to the franchisee. The third quarter 2018 net refranchising gains related primarily to refranchising Taco Bell restaurants in the U.S. and KFC restaurants in the UK.

(c)
During the second quarter of 2019, we recorded charges of $8 million and $2 million to Other (income) expense and Interest expense, net, respectively, related to cash payments in excess of our recorded liability to settle contingent consideration associated with our acquisition of the KFC Turkey and Pizza Hut Turkey businesses in 2013. Consistent with prior adjustments to the recorded contingent consideration we have reflected this as a Special Item.

(d)
Tax Expense on Special Items was determined based upon the impact of the nature, as well as the jurisdiction of the respective individual components within Special Items.  Additionally, during the second quarter of 2018, we recorded a $19 million increase to our Income tax provision for the correction of an error associated with the tax recorded on a prior year divestiture, the effects of which were previously recorded as a Special Item.

(e)
During the quarter and year to date ended September 30, 2018, we recorded $16 million and $32 million decreases, respectively, related to our provisional tax expense recorded in the fourth quarter of 2017 associated with the Tax Cuts and Jobs Act of 2017 ("Tax Act") that was reported as a Special Item. We also recorded Special Items tax benefits of $12 million and $30 million, respectively, in the quarter and year to date ended September 30, 2018 related to 2018 U.S. foreign tax credits that became realizable directly as a result of the impact of deemed repatriation tax expense associated with the Tax Act.

(f)
Effective January 1, 2019, we adopted the new lease accounting standard. As a result, we are now required to recognize right-of-use assets and lease liabilities upon lease commencement for operating leases based on the present value of lease payments over the lease term. Under our historical accounting, operating leases were not recognized on the balance sheet. Prior results have not been restated for the impact of this accounting change. Upon adoption we recognized right-of-use assets for leases in place at January 1, 2019 of $690 million, which are presented within Other Assets in our Condensed Consolidated Balance Sheets. Also upon adoption we recognized lease liabilities of $83 million and $661 million within Accounts payable and other current liabilities and Other liabilities and deferred credits, respectively, in our Condensed Consolidated Balance Sheets. The impact of the new operating lease accounting on our results of operations and cash flows is not expected to be significant.